EXHIBIT 99.1

[PROSPERITY BANCSHARES, INC. LOGO]

PRESS RELEASE For more information contact:

Prosperity Bancshares, Inc. SM	Dan Rollins
4295 San Felipe	Senior Vice President
Houston, Texas 77027	713.693.9300
danrollins@prosperitybanktx.com
FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.SM

COMPLETES ACQUISITION OF

FIRST STATE BANK OF NORTH TEXAS

Prosperity Bank SM continues expansion in Dallas Area

4Q03 Dividend Announced

Trust Business Sold

HOUSTON, December 9, 2003. Prosperity Bancshares, Inc. SM, (Nasdaq: PRSP) the parent company of Prosperity Bank SM, has completed their previously announced acquisition of First State Bank of North Texas whereby First State Bank of North Texas was merged with and into Prosperity Bancshares, Inc.’s SM bank subsidiary, Prosperity Bank SM. All current First State Bank of North Texas locations will operate as banking centers of Prosperity Bank SM.

In connection with the merger, Prosperity issued approximately 393,000 shares of its common stock along with approximately $12.4 million for all outstanding shares of First State Bank of North Texas.

Based on the closing price of Prosperity’s stock on Monday, December 8, 2003 of $22.72 per share, the transaction valued First State Bank of North Texas at $21.3 million.

“This represents our fourth acquisition in Dallas this year. We are very pleased that Alfi Scherer and his team have chosen to become our partners to provide true relationship banking in the Dallas area,” remarked David Zalman, President and Chief Executive Officer of Prosperity Bancshares SM.

The result of this combination is a bank holding company with fifty-two (52) banking locations, twenty-nine (29) in the Houston CMSA, twelve (12) in the Dallas area and eleven (11) in eight contiguous counties south and southwest of Houston, with approximately $2.3 billion in assets, approximately $2.1 billion in deposits, approximately $750 million in loans, servicing over 165,000 deposit and loan accounts, with a market capitalization of approximately $470 million.

“Today is an another exciting day for Prosperity Bank SM in Dallas. With the completion of this merger, our bank has grown to twelve (12) full service banking centers in Dallas with approximately $450 million in deposits in the past year,” remarked Dan Rollins, Senior Vice President of Prosperity Bancshares SM. “We believe we will be able to continue to prosper in Dallas by providing top quality banking products and services with a personal touch.”

“Our customers will continue to enjoy the same type of people to people banking they have enjoyed with First State Bank of North Texas,” said Alfi Scherer, President of First State Bank of North Texas. “We are excited to be joining forces with a bank that does more than just talk about customer service. We are committed to the communities we serve and with twelve full service banking centers in the Dallas area and fifty-two state wide, our customers will be able to take advantage of our expanding presence in Dallas.” Alfi Scherer has joined Prosperity’s management team as Dallas Area Vice Chairman.

“I am proud of the growth we have enjoyed this year. I am certain that our customers will enjoy our expanded presence in Dallas and the expanded list of available products we have to offer. Our team of professional bankers in Dallas are ready to take care of our increasing customer base,” added Mark Lovvorn, Dallas Area Chairman of Prosperity Bank SM.

First State Bank of North Texas reported total assets of $93.9 million, total deposits of $84.8 million and total loans of $18.9 million on November 30, 2003.

Quarterly Dividend Announced

Prosperity Bancshares SM has declared a quarterly cash dividend of $0.0625 per share to holders of Prosperity’s common stock. The fourth quarter dividend is payable on January 2, 2004 to all shareholders of record as of December 15, 2003.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 16, 2004 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss the company’s 2003 earnings and their outlook for the future. Individuals and investment professionals may participate in the call by dialing 1-800-362-0571.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter results and webcast link.”

Proposed sale of Trust Assets to Frost Bank

Prosperity Bank SM announced the purchase and assumption by Frost Bank of all the trust assets managed by Prosperity Bank SM. As a result of this transaction, the former trust customers of Prosperity Bank SM will become customers of Frost’s trust department on December 31, 2003.

“Frost Bank is a proven player in trust services, and I am confident that our customers will continue to receive excellent customer service,” said Peter Fisher, Vice Chairman of Prosperity Bank. “We will work very closely with Frost Bank to ensure a seamless transition for our customers.” All Prosperity Bank SM trust customer accounts will be managed by Frost Bank’s Corpus Christi office.

“This agreement allows us to refine our focus on our core banking business,” commented David Zalman.

The transaction will be accounted for as a purchase and assumption.

Prosperity Bancshares, Inc.

Prosperity Bancshares, Inc. SM, a $2.3 billion Houston, Texas based regional financial holding company, formed in 1983, placed 82nd on Fortune magazine’s annual ranking of “America’s 100 Fastest-Growing Companies” as published in the September 2003 issue. This distinction is one of several for Prosperity over the past few months. Other performance-based honors include ABA Banking Journal (Best of the Big Banks—The Top 50); Fortune Small Business (The FSB 100—America’s Fastest Growing Small Companies); Houston Chronicle (Top 100 Houston Companies) and US Banker (Top 100 Publicly Traded Mid-Tier Banks).

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust and Financial Services, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. The company currently operates fifty-two (52) full service banking locations, twenty-nine (29) in the Houston CMSA, twelve (12) in the Dallas area and eleven (11) in eight contiguous counties south and southwest of Houston.

Prosperity Bank operates the following full service banking centers: Angleton, Bay City, Beeville, Blooming Grove, Clear Lake, Cleveland, Corsicana, Cuero, Cypress, Dallas—Abrams Centre, Dallas—Camp Wisdom, Dallas—Cedar Hill, Dallas—Kiest, Dallas—Preston Road, Dallas—Red Oak, Dallas—

Turtle Creek, Dallas—Westmoreland, Dayton, East Bernard, Edna, El Campo, Ennis, Fairfield, Galveston, Goliad, Hitchcock, Houston—Aldine, Houston—Bellaire, Houston—CityWest, Houston—Copperfield, Houston—Downtown, Houston—Gladebrook, Houston—Highway 6, Houston—Medical Center, Houston—Memorial, Houston—Post Oak, Houston—River Oaks, Houston—Tanglewood, Houston—Waugh Drive, Houston—Woodcreek, Liberty, Magnolia, Mathis, Mont Belvieu, Needville, Palacios, Sweeny, Victoria, West Columbia, Wharton and Winnie.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares, Inc. SM and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K .

Copies of Prosperity Bancshares, Inc.’s SM SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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